SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2007

Orleans Homebuilders, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Suite 101
Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                                             Costs Associated with Exit or Disposal Activities.

On January 2, 2008, Orleans Homebuilders, Inc. (the “Company”) disclosed in a Current Report on Form 8-K that it recently closed nine separate transactions disposing of approximately 1,400 lots located primarily in its Florida, Chicago and Arizona markets.  Seven of the nine closings occurred on December 27, 28 and 31, 2007.

 On December 31, 2007, the Company specifically committed to exiting its Arizona market and, in connection with this decision, on that date, it disposed of its entire land position and its related work-in-process homes in Arizona, which constituted substantially all of its assets in Arizona and which transaction is included in the transactions described in the preceding paragraph.

The decision to exit its Arizona market was based primarily upon the Company’s ‘portfolio optimization’ strategy of identifying weaker performing properties whose disposition would each provide two key elements: cash proceeds to repay bank debt; and operational cost reductions.  These dispositions are also anticipated to result in significant federal income tax refunds.  In connection with its decision to exit the Arizona market and to sell all of its Arizona assets, approximately $17 million of the Company’s approximately $55 million aggregate recorded pre-tax impairment charge, as described in the Current Report on Form 8-K filed on January 2, 2008, is due to the transaction in Arizona, or approximately $10 million on an after-tax basis.  As the recorded impairment specifically related to Arizona reduced the book value of the assets in Arizona to approximately the sale price of the assets, the Company does not expect to record any gain or loss as a result of this disposition.

In addition to this impairment charge related to Arizona, the Company estimates that it will record additional pre-tax charges of approximately $150,000 in connection with its exit from its Arizona market.  These charges are primarily for termination benefits and the termination of certain contracts and are expected to be substantially paid by the fourth quarter of fiscal 2008.  The Company expects to complete its exit from the Arizona market by the end of the third quarter of fiscal 2008.

Item 9.01               Financial Statements and Exhibits.

(d)          Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
*99.1	Orleans Homebuilders, Inc. Press Release dated January 2, 2008

*Furnished electronically herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORLEANS HOMEBUILDERS, INC.

Dated: January 7, 2008
By:	GARRY P. HERDLER
Garry P. Herdler
Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No	Description
*99.1	Orleans Homebuilders, Inc. Press Release dated January 2, 2008

*Furnished electronically herewith.

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